DSI REALTY INCOME FUND IX
                     (A California Real Estate Limited Partnership)


CONSOLIDATED BALANCE SHEETS(UNAUDITED)
SEPTEMBER 30, 1995 AND DECEMBER 31, 1994

                                        September 30,      December 31,
                                            1995             1994
ASSETS

CASH AND CASH EQUIVALENTS                $  557,900       $  421,316
PROPERTY                                  8,146,018        8,574,285

OTHER ASSETS                                 62,677           35,454

TOTAL                                    $8,766,595       $9,031,055

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  729,736       $  712,290

MINORITY INTEREST IN
  REAL ESTATE JOINT VENTURE                 426,902          468,439


PARTNERS' EQUITY:
     General Partners                       (61,342)         (58,938)
     Limited Partners                     7,671,299        7,909,264

  Total partners' equity                  7,609,957        7,850,326

TOTAL                                    $8,766,595       $9,031,055


See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994


                                        September 30,    September 30,
                                           1995             1994
REVENUES:

Rental Income                            $  645,681       $  605,210
Interest                                      3,267            1,802
     Total revenues                         648,948          607,012

EXPENSES:

Operating Expenses                          352,276           337,119
General and administrative                   35,436            35,286
     Total expenses                         387,712           372,405

INCOME BEFORE MINORITY INTEREST
   IN INCOME OF REAL ESTATE
   JOINT VENTURE                            261,236           234,607

MINORITY INTEREST IN INCOME
   OF REAL ESTATE JOINT VENTURE              30,888            25,074

NET INCOME                               $  230,348        $  209,533


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  228,045        $  207,438
    General partners                          2,303             2,095

TOTAL                                    $  230,348        $  209,533

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     7.43        $     6.76


LIMITED PARTNERSHIP UNITS

  USED IN PER UNIT CALCULATION              30,693            30,693

See accompanying notes to consolidated financial statements(unaudited).



CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30,1995 AND 1994

                                         September 30,        September 30,
                                            1995                  1994

REVENUES:
Rental Income                            $1,840,286             $1,736,261
Interest                                      8,445                  3,345
Total Revenues                            1,848,731              1,739,606

EXPENSES:
Operating Expenses                        1,045,064              1,003,658
General and Administrative                  144,842                144,404
Total expenses                            1,189,906              1,148,062

INCOME BEFORE MINORITY INTEREST IN
INCOME OF REAL ESTATE JOINT VENTURE         658,825                591,544
MINORITY INTEREST IN INCOME OF REAL
ESTATE JOINT VENTURE                         85,363                 67,794

Net Income                                 $573,462                $523,750

AGGREGATE NET INCOME ALLOCATED TO:
Limited partners                           $567,727                $518,513
General partners                              5,735                   5,237

TOTAL                                      $573,462                 $523,750

NET INCOME PER LIMITED PARTNERSHIP         $  18.50                  $ 16.89

LIMITED PARTNERSHIP UNITS USED IN
PER UNIT CALCULATION                         30,693                   30,693

See accompanying notes to consolidated financial statements(unaudited)


CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 30,1995 AND 1994

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL
EQUITY AT DECEMBER 31, 1993         ($  55,069)     $8,292,316   $8,237,247

NET INCOME                               5,237         518,513      523,750
DISTRIBUTIONS                           (8,138)       (805,692)    (813,830)

EQUITY AT SEPTEMBER 30,1994           ($57,970)     $8,005,137    $7,947,167

EQUITY AT DECEMBER 31, 1994           ($58,938)     $7,909,264   $7,850,326

NET INCOME                               5,735         567,727      573,462
DISTRIBUTIONS                           (8,139)       (805,692)    (813,831)

EQUITY AT SEPTEMBER 30,1995           ($61,342)     $7,671,299   $7,609,957


See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                     September 30,        September 30,
                                                                              1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 573,462          $ 523,750

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation                        440,812            440,814
     Distributions paid to
      	minority interest
       in real estate joint
      	venture in excess of
      	earnings                          (41,537)           (33,075)

     Changes in assets and
      	liabilities:

     Increase in other assets            (27,223)           (11,475)
     Increase in liabilities              17,446            (73,538)
Net cash provided by
  operating activities                   962,960            846,476

CASH FLOWS FROM INVESTING ACTIVITIES -

     Purchase of property
       and equipment                     (12,545)           (14,929)

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (813,831)          (813,830)

NET INCREASE IN CASH AND
   CASH EQUIVALENTS                      136,584             17,717

CASH AND CASH EQUIVALENTS:

     At beginning of period              421,316            332,873
     At end of period                  $ 557,900          $ 350,590


See accompanying notes to consolidated financial statements(unaudited).


DSI REALTY INCOME FUND IX
(A California Real Estate Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund IX (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and
Joseph W. Conway) and limited partners owning 30,693 limited partnership units.


The accompanying consolidated financial information as of September 30, 1995 and for the periods ended Septbember 30, 1995, and 1994 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

The Partnership owns five mini-storage facilities located in Monterey Park and Azusa, California; Everett, Washington; and Romeoville and Elgin, Illinois. The Partnership also owns a 70% interest in a mini-storage facility in Aurora, Colorado. As of September 30, 1995, the total cost and accumulated depreciation of the mini-storage facilities are as follows:

        Land                                 $  2,729,790
        Buildings and equipment                10,940,336
        Total                                  13,670,126
        Less: Accumulated Depreciation        ( 5,524,108)
        Property - Net                       $  8,146,018

3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.